Exhibit 24

POWER OF ATTORNEY

   The undersigned director and/or officer of Applied Industrial Technologies, Inc., an Ohio corporation, hereby constitutes and appoints Jon S. Ploetz and David K. Wells, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority, and in either or both of them, to sign for the undersigned and in his or her respective name as director and/or officer of the Corporation, the Corporation’s Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, and the rules and regulations issued thereunder, hereby ratifying and confirming all acts taken by such agents and attorneys-in-fact, or any one of them, as herein authorized.

By:	/s/ Madhuri A. Andrews
Madhuri A. Andrews

By:	/s/ Shelly M. Chadwick
Shelly M. Chadwick

By:	/s/ Mary Dean Hall
Mary Dean Hall

By:	/s/ Dan. P. Komnenovich
Dan P. Komnenovich

By:	/s/ Robert J. Pagano, Jr.
Robert J. Pagano, Jr.

By:	/s/ Vincent K. Petrella
Vincent K. Petrella

By:	/s/ Joe A. Raver
Joe A. Raver

By:	/s/ Peter C. Wallace
Peter C. Wallace